SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2017

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ 08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 10, 2017, Derma Sciences, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Integra LifeSciences Holdings Corporation, a Delaware corporation (“Parent”), and Integra Derma, Inc., a newly formed, indirect wholly-owned subsidiary of Parent (“Purchaser”).

On February 24, 2017, Parent completed its acquisition of the Company by consummating the Merger (as defined below) pursuant to the terms of the Merger Agreement and without a meeting of stockholders of the Company in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”). On that date, Purchaser was merged with and into the Company (the “Merger”), effective upon the filing on that date of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), in accordance with Section 251(h) of the DGCL. As a result of the Merger, the Company is an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 24, 2017, as a result of the Merger, the shares of the Company’s common stock, par value $0.01 per share (the “Shares”), were held of record by fewer than 300 persons and the Company no longer fulfilled the listing requirements of the NASDAQ Stock Market LLC (“NASDAQ”). Accordingly, the Company has requested that the Shares be withdrawn from listing on NASDAQ and that NASDAQ file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist the Shares. Upon the filing of the Form 25 by NASDAQ, the Shares will be delisted by NASDAQ.

The Company will file a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act with the SEC, requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference.

At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

On February 24, 2017, a change of control of the Company occurred, and the Company now is an indirect wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, Stephen T. Wills, Srini Conjeevaram, Robert G. Moussa, Brett D. Hewlett, and Samuel E. Navarro each resigned and ceased to be members of the Board of Directors of the Company (including any committees thereof). In addition, pursuant to the Merger Agreement, effective as of the Effective Time, each of Stephen T. Wills, John E. Yetter and Robert C. Cole resigned as corporate officers of the Company and Frederic Eigner was removed as a corporate officer of the Company; provided, however, that as of the date hereof, Messrs. Yetter, Cole and Eigner are continuing as employees of the Company.

Pursuant to the Merger Agreement, as of the Effective Time, and without further action by the Company or any other person, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Purchaser immediately prior to the Effective Time were Peter J. Arduini and Richard D. Gorelick. The officers of Purchaser immediately prior to the Effective Time were (a) Peter J. Arduini, President and Chief Executive Officer, (b) Glenn G. Coleman, Vice President, Treasurer and Assistant Secretary, (c) Richard D. Gorelick, Secretary, (d) Nora E. Brennan, Assistant Treasurer and Assistant Secretary, (e) Neal Glueck, Assistant Secretary, and (f) Amritpal K. Deol, Assistant Secretary. Information regarding the new directors and executive officers was previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO filed by Parent with the SEC on January 25, 2017, as subsequently amended. In connection with the consummation of the Merger, Glenn G. Coleman was appointed as a director of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, the bylaws of the Company were amended and restated in their entirety, a copy of which is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Derma Sciences, Inc., dated as of February 24, 2017.

3.2	Amended and Restated Bylaws of Derma Sciences, Inc., dated as of February 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Vice President, Treasurer and Assistant Secretary

February 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Derma Sciences, Inc., dated as of February 24, 2017.

3.2	Amended and Restated Bylaws of Derma Sciences, Inc., dated as of February 24, 2017.